Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

dated as of [—], 2013

among

NEW MEDIA INVESTMENT GROUP INC.

and

THE HOLDERS NAMED HEREIN

-i-

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [—], 2013, by and between New Media Investment Group Inc., a Delaware corporation (the “Issuer”) and Omega Advisors, Inc. and its affiliates (collectively, the “Investor”).

Recitals

A. WHEREAS, GateHouse Media Inc. and its subsidiaries (collectively, “GateHouse” or the “Debtors”), the Investor and certain other parties have entered into the Plan (as defined below) pursuant to which the Investor will receive Common Stock of the Issuer; and

B. WHEREAS, as an inducement to the Investor to enter into the Plan, the Issuer has agreed to provide the registration rights set forth in this Agreement;

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer after consultation with counsel to the Issuer: (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would materially interfere with any pending or contemplated material financing, acquisition or corporate reorganization or other material corporate development involving the Issuer or any of its subsidiaries.

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

“Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Credit Agreement” means the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders and the administrative agent thereto, dated as of February 27, 2007 (as amended, supplemented or modified from time to time).

“Credit Agreement Administrative Agent” means Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement.

“Debtors” has the meaning set forth in the recitals hereto.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Effective Date” means the date that is a business day selected by the Debtors, subject to the prior written consent of the Plan Sponsor, which consent may not be unreasonably withheld, and in consultation with the Credit Agreement Administrative Agent, after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 of the Plan have been satisfied or waived in accordance with Section 9.2 of the Plan; provided that such date shall occur on or before 30 days after the Confirmation Date unless a later date is consented to in writing by the Credit Agreement Administrative Agent or the Required Lenders (as defined in the Credit Agreement) in consultation with the Credit Agreement Administrative Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“GateHouse” has the meaning set forth in the recitals hereto.

“Holder” means any holder of Registrable Securities who is a party hereto or who becomes a party hereto and agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.3. As of the date hereof, the Holder is the Investor.

“Investor” has the meaning set forth in the preamble hereto.

“Issuer” has the meaning set forth in the preamble and shall include the Issuer’s successors by merger, acquisition, reorganization or otherwise.

“Lenders” means the several banks and other financial institutions from time to time party to the Credit Agreement and Swap Liability Agreements.

“Listing” means the commencement of regular-way trading of the Common Stock on a major U.S. national securities exchange.

“Loss” has the meaning set forth in Section 2.7(a).

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Plan” means Plan of Reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware, dated [—], 2013, in the chapter 11 case commenced by GateHouse Media Inc. and certain of its subsidiaries.

“Plan Sponsor” means Newcastle Investment Corp.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Questionnaire” has the meaning set forth in Section 3.9 hereof.

“Registrable Securities” means the securities of the Issuer issued to the Investor pursuant to the Plan on the Effective Date, and any securities and/or interests that may be paid, issued or distributed or be issuable in respect thereof by the Issuer by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization, reorganization or reclassification or similar transaction or exercise, exchange or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be “Registrable Securities” to the extent (i) that a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) they shall have been otherwise transferred and shares not restricted as to transfer under the Securities Act shall have been delivered that may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act. For purposes of this Agreement, a “class” of Registrable Securities shall mean all securities with the same terms and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of shares of such securities, in the case of Registrable Securities which are equity securities.

“Registration” means a registration of the Issuer’s securities for sale to the public under a Registration Statement.

“Registration Demand” has the meaning set forth in Section 2.1(a).

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” means a Registration effected pursuant to Section 2.2.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Shelf Take-Down” has the meaning set forth in Section 2.2(d).

“Suspension Period” has the meaning set forth in Section 2.1(e).

“Swap Liability Agreement” means “Secured Hedging Agreement”, as such term is defined in the Credit Agreement.

“Underwritten Offering” means a Registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2. REGISTRATION RIGHTS

2.1 Demand Registrations.

(a) Demand by Holder. (i) At the request of Holder received prior to the 12 month period following the Listing (a “Registration Demand”), but in no event prior to the earlier of (A) 120 days following the Effective Date and (B) 14 days after the date all financial statements required to be filed in connection with the filing of a Registration Statement shall have been completed in the ordinary course of business, the Issuer shall use commercially reasonable efforts to file with the SEC a Registration Statement providing for the Registration and sale of all or part of the Registrable Securities by the Holder thereof and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly thereafter as reasonably practicable. Such requested

Registration shall hereinafter be referred to as a “Demand Registration.” As promptly as reasonably practicable, but no later than five Business Days after receipt of a Registration Demand, the Issuer shall give written notice of such requested registration to all Holders of Registrable Securities. The Registration Demand shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Subject to Section 2.1(e), the Issuer shall, as expeditiously as possible following a Registration Demand, cause to be filed with the SEC a Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Issuer has been so requested to register by all such Holders (the “Demand Registration Statement”) to the extent necessary to permit the disposition of such Registrable Securities to be registered in accordance with the intended methods of disposition thereof specified in such Registration Demand. The Issuer shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration open for the period specified in Section 2.1(d).

(ii) The Issuer also may elect to include in such Registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Issuer’s own account or for the account of Persons who are not Holders of Registrable Securities.

(b) Limitation on Demand Registrations. (i) The Issuer shall not be required to effect or maintain any Registration pursuant to this Section 2.1 unless the Registrable Securities eligible to be sold pursuant to such Registration Statement are at least three percent (3%) of the shares of outstanding Common Stock. Subject to the proviso in 2.1(c) below, in no event shall the Issuer be required to effect more than one (1) Demand Registration pursuant to this Section 2.1.

(c) Demand Withdrawal. The Holders may withdraw its Registrable Securities from a Demand Registration at any time. If the Holders do so, the Issuer shall cease all efforts to secure Registration and such Registration nonetheless shall be deemed the Holders’ one Demand Registration for purposes of the second sentence of Section 2.1(b); provided however, that a postponement of such Registration pursuant to Section 2.1(e) below to the extent that Holders do not sell any Registrable Securities shall not be treated as a Demand Registration and shall not be counted as a Demand Registration for purposes of Section 2.1(b).

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn or cease to be Registrable Securities). The Issuer shall keep current and update the Registration Statement during the 180 day period, to the extent necessary, to allow the Holder to sell pursuant to this Section 2.1(d). The Issuer shall cease to be required to maintain the effectiveness of such Registration Statement at any time the Issuer maintains an effective Shelf Registration Statement covering the Registrable Securities. The Issuer shall use its commercially reasonable efforts to convert any Demand Registration Statement that is on Form S-1 to a Shelf Registration Statement on Form S-3 as soon as practicable after the Issuer is eligible to use Form S-3, which shall be governed by Section 2.2.

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Issuer to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that cannot be obtained by the Issuer through commercially reasonable efforts (as determined by the senior management of the Issuer in good faith), the Issuer may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for a period of time (each, a “Suspension Period”) determined in good faith by the Issuer to be necessary for such purpose. In the event the Issuer exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities and agrees not to disclose to any other Person the fact that the Issuer has exercised such rights or any related facts; provided, that (A) there are no more than three Suspension Periods in any 12-month period, (B) the duration of any one Suspension Period may not exceed 60 days and (C) the duration of all Suspension Periods in any 12-month period may not exceed 90 days. The Issuer shall promptly notify the Holder of the expiration of any Suspension Period during which it exercised its rights under this Section 2.1(e).

(f) Underwritten Offering. If the Holder so elects, such offering shall be in the form of an Underwritten Offering and the Issuer, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The Holder shall have the right to select the managing underwriter or underwriters for the offering subject to the right of the Issuer to approve such managing underwriter or underwriters, which approval shall not be unreasonably withheld. The Issuer shall have the right to select counsel to the managing underwriter or underwriters for the offering subject to the right of the managing underwriter or underwriters to approve such counsel.

(g) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate Registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the Holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Holder’s Registration Demand.

2.2 Shelf Registration.

(a) Filing. Subject to Section 2.2(c), at any time after the Issuer is eligible to file a Shelf Registration Statement, at the request of the Holder pursuant to a completed Questionnaire, the Issuer shall use commercially reasonable efforts to file with the SEC a Shelf Registration Statement providing for the Registration and sale of the Registrable Securities by the Holder thereof from time to time in accordance with the reasonable and customary methods of distribution elected by such Holder and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly thereafter as reasonably practicable; provided, that, the Issuer shall not be required to effect or maintain any Registration pursuant to this Section 2.2(a) unless the Registrable Securities eligible to be sold pursuant to such Shelf Registration Statement are at least three percent (3%) of the shares of issued and outstanding Common Stock. The Issuer also may elect to include in such Shelf Registration Statement additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Issuer’s own account or for the account of Persons who are not Holders of Registrable Securities.

(b) Continued Effectiveness. Subject to Section 2.2(c), the Issuer shall use commercially reasonable efforts to keep the Shelf Registration Statement effective in order to permit the Prospectus forming a part thereof to be usable by the Holder for so long as the Issuer is required to maintain such Registration. If at least three percent (3%) of the Registrable Securities remain issued and outstanding after 3 years following the initial effective date of such Shelf Registration, upon the request of the Holders, the Company shall, prior to the expiration of such Shelf Registration, file a new Shelf Registration and shall thereafter use its best efforts to cause to be declared effective as promptly as reasonably practical, such new Shelf Registration.

(c) Suspension of Registration. If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure or would require the inclusion in such Shelf Registration Statement of financial statements that cannot be obtained by the Issuer through commercially reasonable efforts (as determined by the senior management of the Issuer in good faith), the Issuer may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement for a period of time determined in good faith by the Issuer to be necessary for such purpose. In the event the Issuer exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Prospectus relating to the Shelf Registration Statement in connection with any sale or offer to sell Registrable Securities and agrees not to disclose to any other Person the fact that the Issuer has exercised such rights or any related facts; provided that (A) there are no more than three Suspension Periods in any 12-month period, (B) the duration of any one Suspension Period may not exceed 60 days, and (C) the duration of all Suspension Periods in any 12-month period may not exceed 90 days. The Issuer shall promptly notify the Holder upon the expiration of any Suspension Period during which it exercised its rights under this Section 2.2(c).

(d) Shelf Take-Down; Underwritten Offering. The Holder shall be entitled to initiate up to three offerings or sales of all or part of its Registrable Securities pursuant to the Shelf Registration Statement (a “Shelf Take-Down”), and the Issuer, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. If the Holder so elects, the offering shall be in the form of an Underwritten Offering. With respect to any Underwritten Offering, the Holder shall have the right to select the managing underwriter or underwriters for the offering subject to the right of the Issuer to approve such managing underwriter or underwriters, which approval shall not be unreasonably withheld. The Issuer shall have the right to select counsel to the managing underwriter or underwriters for the offering subject to the right of the managing underwriter or underwriters to approve such counsel.

(e) Effect on Demand. The provisions of Section 2.2 shall not apply at any time the Issuer is eligible to file and maintain the effectiveness of a Shelf Registration Statement.

2.3 Reserved.

2.4 Registration Procedures.

(a) In connection with the Issuer’s Registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use commercially reasonable efforts to effect any such Registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

(i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to one representative of the Holder of each class of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed and such other documents reasonably requested by the Holders, which documents will be subject to the review of such underwriters and such Holder and its respective counsel;

(ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder) or (B) necessary to keep such Registration Statement effective for the period of time required by this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) promptly notify the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed or becomes effective, (B) of any written comments by the SEC or the blue sky or securities commissioner or regulator of any state or any request by the SEC or the blue sky or securities commissioner or regulator of any state or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(iv) promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or

Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v) use reasonable efforts to prevent or obtain the withdrawal of any stop order with respect to the applicable Registration Statement or other order preventing or suspending the use of any preliminary or final Prospectus;

(vi) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such Holder or managing underwriter may reasonably request of the applicable Registration Statement, the applicable Prospectus (including each preliminary Prospectus), each amendment and supplement thereto, all exhibits and other documents filed therewith, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;

(viii) on or prior to the date on which the applicable Registration Statement is declared effective, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling Holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be reasonably necessary to facilitate the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(ix) obtain for delivery to the Holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the Holders of each such class and underwriter or underwriters, if any, and their respective counsel;

(x) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, if any, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xi) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xii) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security Holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xiii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xiv) use commercially reasonable efforts to cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities of such class are then quoted;

(xv) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Holder of Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information and participate in any due diligence sessions reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xv) into customary confidentiality agreements in a form reasonably acceptable to the Issuer);

(xvi) in the case of an Underwritten Offering, provide reasonable cooperation, including causing appropriate officers of the Issuer to attend and participate in the customary “road show” presentations and other informational meetings that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, with all out-of-pocket costs and expenses incurred by the Issuer or such officers in connection with such attendance to be paid by the Issuer;

(xvii) in the case of an Underwritten Offering, provide officers’ certificates and other customary closing documents that are reasonably requested; and

(xviii) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(b) The Issuer may require each selling Holder of Registrable Securities as to which any Registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such Holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request. Each Holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement. The Issuer shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable Registration.

(c) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.4(a)(iv), such Holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv), or until such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Issuer, such Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Issuer shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

2.5 Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by Holders pursuant to, and subject to the conditions set forth in, Section 2.1 or 2.2, the Issuer and the Holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, the Holder of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.7.

The Holders of any Registrable Securities to be included in any Underwritten Offering shall enter into such an underwriting agreement at the request of the Issuer. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by law.

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by Holders pursuant to, and subject to the conditions set forth in, Section 2.1 or 2.2, the price and underwriting discount for each class of Registrable Securities of the related underwriting agreement shall be determined by the Holders of a majority of such class of Registrable Securities.

(c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.6 Registration Expenses.

(a) The Issuer shall pay all of the expenses set forth in this paragraph (a) in connection with a Registration under this Agreement of Registrable Securities, other than any Registration effected by the Issuer in addition to any Demand Registration, Shelf Take-Down or Underwritten Offering in excess of those the Issuer is required to effect pursuant to this Agreement, in which case the Holders participating in such Demand Registration shall pay such expenses on behalf of the Issuer. Such expenses comprise (i) all Registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees, charges and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer and any other accounting and legal fees, charges and expenses incurred by the Issuer (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration), (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (vi) all applicable rating agency fees with respect to any applicable Registrable Securities, (vii) all reasonable fees and expenses of counsel to the managing underwriter or underwriters and (viii) the fees and expenses incurred by the Issuer in connection with any road show for Underwritten Offerings. In addition, in all cases (including all Demand Registrations) the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

(b) The Issuer shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to any Holder.

2.7 Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities and their respective officers, directors, employees, members, managers and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively, “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) (the “Offering Materials”) or (ii) any omission or alleged omission to state in any Offering Materials a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based (i) upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such Holder expressly for use in the preparation thereof or (ii) any sale of distribution in violation of Sections 2.1(e) or 2.2(c); and provided, further, that the Issuer will not be liable to any indemnified party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to the Holders of Registrable Securities and such Holders or underwriter fail to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Issuer may otherwise have.

(b) Indemnification by the Holders. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors, officers and employees and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling Holder to the Issuer specifically for inclusion in such Registration Statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability such Holder may otherwise have. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation (net of all underwriting discounts and commissions).

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided, that the delay or failure to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). Whether or not such defense is assumed by the indemnifying party, the indemnified party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense and the indemnified party is indemnified pursuant to this Section 2.7(c), the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement is not solely for monetary damages subject to indemnification pursuant to this Section 2.7(c) or includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers, directors, employees or control person. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time representing the indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties or (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.7 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.7, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.7(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (net of all underwriting discounts and commissions) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.7(a) and 2.7(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.8 Rules 144 and 144A. The Issuer covenants that it will use commercially reasonable efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, provided, however, that the Issuer shall not be required to make any Adverse Disclosure), and it will make available information necessary and take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the

Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SECTION 3. MISCELLANEOUS

3.1 Term. This Agreement, including, without limitation, the Issuer’s obligations under Sections 2.1 and 2.2 hereof to register Common Stock for sale under the Securities Act shall terminate on the earlier of (i) the first date on which there is no Holder party this Agreement or (ii) the first date on which all outstanding shares of Registrable Securities constitute less than three percent (3%) of the then outstanding shares of Common Stock. Notwithstanding any termination of this Agreement pursuant to this Section 3.1, the parties’ obligations under Section 2.7 hereof shall continue in full force and effect.

3.2 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to the Issuer to:

New Media Investment Group Inc. c/o Fortress Investment Group LLC
1345 Avenue of the Americas
New York, New York 10105

Attention:	Cameron D. MacDougall, Esq.
Fax:	[FAX NUMBER]
Email:	cmacdougall@fortress.com

with copies to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Attention:	Duane McLaughlin, Esq.
Fax:	212-225-3999
Email:	dmclaughlin@cgsh.com

(b)	if to the Investors to:

[NAME]
[ADDRESS]
[ADDRESS]

Attention:	[NAME]
Fax:	[FAX NUMBER]

with copies to:

[LAW FIRM]
[ADDRESS]
[ADDRESS]

Attention:	[NAME]
Fax:	[FAX NUMBER]

Each Holder, by written notice given to the Issuer in accordance with this Section 3.2 may change the address to which notices, other communications or documents are to be sent to such Holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing, including email, by addressee, if by facsimile transmission or email; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.3 Successors, Assigns and Transferees. (a) The rights and obligations under this Agreement of the Holder will be assignable without consent of the Issuer to a purchaser of Registrable Securities equal to 10% or more of the Issuer’s outstanding Common Stock, provided, however, that no such assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement in form and substance reasonably acceptable to the Issuer. Any transfer or assignment made other than as provided in the first sentence of this Section 3.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.4 Governing Law; Service of Process; Consent to Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.5 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.7 Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer, the Holders of a majority of Registrable Securities of each class then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.8 Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.9 Questionnaire. Notwithstanding any other provision hereof, no Holder’s Registrable Common Stock shall be included in the Registration Statement unless and until such Holder furnishes to the Issuer a fully completed notice and questionnaire substantially in the form attached hereto as Exhibit A (the “Questionnaire”) and such other information in writing as the Issuer may reasonably request in writing for use in connection with the Registration Statement and any related application to be filed with or under state securities laws. In order to be named as a selling stockholder in the Registration Statement at the time of effectiveness of the Registration Statement and to include in the Registration Statement all Registrable Common Stock requested to be included for sale by the Holder, each Holder must furnish to the Issuer in writing the completed Questionnaire and such other information reasonably requested by the Issuer and the Issuer will include information in the completed Questionnaire and such other information, if any, in the Registration Statement, as necessary and in a manner so that upon effectiveness of the Registration Statement, the Holder will be permitted to deliver the Registration Statement to purchasers of the Holder’s Registrable Common Stock. At least thirty (30) days prior to the filing of the Registration Statement, the Issuer will provide to the Holders notice of its intention to file the Registration Statement and such other information the Issuer may reasonably request to be provided by the Holders. From and after the date that the Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Issuer may reasonably request in writing, if any, the Issuer shall (i) as promptly as practicable after the date on which the Questionnaire is delivered, and in any event within the later of (x) fifteen (15) business days after receipt of such Questionnaire or (y) fifteen (15) business days after the expiration of any suspension pursuant to Section 2.1(e) in effect when the Questionnaire is delivered, file any amendments or supplements to the Registration Statement necessary for such Holder to be named as a selling stockholder and to include in the Registration Statement all Registrable Common Stock requested to be included for sale by such Holder or, if not permitted to name such Holder as a selling stockholder by supplement, file any necessary post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file any amendment or supplement to any document so that such Holder is named as a selling stockholder, and use commercially reasonable efforts to cause such post-effective amendment to be declared effective as promptly as practicable; provided that the Issuer shall not be obligated to file more than one (1) post-effective amendment in any ninety (90) day period.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

New Media Investment Group Inc.

By:
Name:
Title:

THE INVESTORS:

EXHIBIT A

FORM OF SELLING STOCKHOLDER QUESTIONNAIRE

The undersigned beneficial owner (the “Selling Stockholder”) of shares (the “Registrable Common Stock”) of common stock, par value $0.01 per share, of New Media Investment Group Inc. (the “Company”), hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Common Stock beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Selling Stockholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Stockholder Questionnaire and the Registration Rights Agreement, dated as of [—], 2013, among the Company and the Holders named therein (the “Registration Rights Agreement”). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Registration Rights Agreement.

In accordance with the Registration Rights Agreement, Selling Stockholders that do not complete this Selling Stockholder Questionnaire and deliver it to the Company as provided below will not be named selling stockholders in the prospectus and therefore will not be permitted to sell any Registrable Common Stock pursuant to the Registration Statement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, officers and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Selling Stockholder Questionnaire. The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Certain legal consequences arise from being named a selling stockholder in the Registration Statement and the related prospectus. Accordingly, Holders and beneficial owners are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the related prospectus.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Stockholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Common Stock listed in (3) below is held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Common Stock listed in (3) below is held:

(2)	Address for Notices to Selling Stockholder:

Telephone (including area code):
Fax (including area code):
Contact Person:

(3)	Beneficial Ownership of Registrable Common Stock:

	(a)	Type and Principal Amount/Number of Registrable Common Stock beneficially owned:

	(b)	CUSIP No(s). of such Registrable Common Stock beneficially owned:

(4)

Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder: Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Common Stock listed above in Item (3).

	(a)	Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

	(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity Holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Is the Selling Stockholder a registered broker-dealer?

	Yes	☐

	No	☐

If “Yes”, please answer subsection (a) and subsection (b):

	(a)	Did the Selling Stockholder acquire the Registrable Common Stock as compensation for underwriting/broker-dealer activities to the Company?

	Yes	☐

	No	☐

	(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Common Stock:

(7)	Is the Selling Stockholder an affiliate of a registered broker-dealer?

	Yes	☐

	No	☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a)	Did the Selling Stockholder purchase the Registrable Common Stock in the ordinary course of business (if no, please explain)?

	Yes	☐

	No	☐ Explain:

(b)

Did the Selling Stockholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Common Stock at the same time the Registrable Common Stock were originally purchased (if yes, please explain)?

	Yes	☐

	No	☐ Explain:

(8)	Is the Selling Stockholder a non-public entity?

	Yes	☐

	No	☐

If “Yes”, please answer subsection (a):

(a) Identify the natural person or persons that have voting or investment control over the Registrable Common Stock that the non-public entity owns:

(9)	Plan of Distribution:

Except as set forth below, the undersigned Selling Stockholder (including its donees and pledgees) intends to distribute the Registrable Common Stock listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): Such Registrable Common Stock may be sold from time to time directly by the undersigned Selling Stockholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents. If the Registrable Common Stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent commissions. Such Registrable Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Common Stock or otherwise, the undersigned Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Common Stock in the course of hedging positions they assume. The undersigned Selling Stockholder may also sell Registrable Common Stock short and deliver Registrable Common Stock to close out short positions, or loan or pledge Registrable Common Stock to broker-dealers that in turn may sell such securities.

State any exceptions here:

 The undersigned Selling Stockholder acknowledges that it understands its obligations to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Common Stock pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

 Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Stockholder against certain liabilities.

In the event the undersigned transfers all or any portion of the Registrable Common Stock listed in Item (3) above after the date on which such information is provided to the Company other than pursuant to the Registration Statement, the undersigned agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Stockholder Questionnaire and the Registration Rights Agreement.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned in accordance with and pursuant to the Registration Rights Agreement that the Registration Statement is not available for use, the undersigned will in accordance with and pursuant to the Registration Rights Agreement suspend use of the Prospectus until notice from the Company that the Prospectus is again available.

Once this Selling Stockholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Stockholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned with respect to the Registrable Common Stock beneficially owned by the undersigned and listed in Item (3) above. This Selling Stockholder Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Stockholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING STOCKHOLDER QUESTIONNAIRE TO THE COMPANY AT:

New Media Investment Group Inc.

c/o Fortress Investment Group LLC

1345 Avenue of the Americas

New York, New York 10105

Tel: 212-479-3160

Fax: [—]

Attention: Cameron D. MacDougall, Esq.